UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
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Date of Report (Date of Earliest Event Reported): November 19, 2009

CHINA MEDIA GROUP CORPORATION
(Exact Name of Registrant as Specified in Charter)

Texas	333-141129	32-0034926
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
1403 Wan Chai Commercial Center, 194-204 Johnston Road, Wanchai, Hong Kong	n/a
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	011 852 3171 1208 (Ext.222)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 19, 2009, Ren Ren Media Group Limited ("RRMG"), a wholly owned subsidiary of China Media Group Corporation (the "Company"), and Multimedia Global Limited ("MMG") entered into an Exclusive Distribution Agreement (the "Agreement") which granted RRMG the exclusive rights to distribute MMG's products in Hong Kong. MMG is in the business of designing, developing, manufacturing and selling its interactive electronic kiosks and signboards featuring 2D and 3D city maps in Hong Kong and Asia.

In accordance to the Agreement, RRMG shall pay to MMG the followings:-

1) a refundable deposit of HK$150,000 within one week upon signing the Agreement, and
2) a rental payment calculated from the shared ad revenue generating from the ad sales from the MMG products. Such rental payment is subject to a minimum monthly kiosk rental after certain minimum kiosks are deployed in Hong Kong.

The term of this Agreement is for an initial term of 3 years and shall automatically be renewed for an additional 2 years term upon expiration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 23, 2009	CHINA MEDIA GROUP CORPORATION

By: /s/ Cheng Pheng Loi
Name: Cheng Pheng Loi
Title: President